UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2013

Dynamic Energy Alliance Corporation
(Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

10000 N. Central Expressway, Suite 400 Dallas, TX 75231
(Address of principal executive offices)

(214) 838-2687
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s recent Annual Reports on Form 10-K, and the Company’s recent Quarterly Reports, filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

ITEM 8.01   OTHER EVENTS

The Company has been in contract negotiations for many months with a financial advisory firm and its affiliates, (Third Party), who was to provide access to funding for the Company to meet its obligations and fund its ventures. There have been many versions of the draft agreements offered to the Company since July 2012. The Third Party provided $151,000 of working capital, during these negotiations, between August 2012 and February 2013. This debt has been properly disclosed on the Company’s September 30, 2012 Quarterly Report on Form 10Q and 2012 Annual Report on Form10K. The Company provided its final offer to the Third Party on January 12, 2013 which was subsequently rejected, in numerous communications by the Third Party along with their suggested modifications to the documents, the last one of which was received on March 1, 2013.

Throughout January and February 2013, the Company repeatedly requested proof of funding sources from the Third Party and none was provided. On March 6, 2013 the Company rejected, in writing, the Third Party’s contract offers and terminated all negotiations with the Third Party. On April 15, 2013 the Company received written notice from the Third Party that it maintains the position that the draft agreements with the Company are in force even though the Third Party continues to require further modifications to said agreements nor do they provide any funding sources in it’s demands. The Company refutes the claim by the Third Party that the agreements are in force as stated in the recently issued 2012 Annual Report on Form10K.

The Company's directors and officers will attempt to secure approximately $100,000 to meet its current requirements, upcoming regulatory filings and to address its past due obligations. However, it is possible that the Company will not be able to secure funds from alternative sources in order to meet the time frame required to timely complete the March 31, 2103 Quarterly Report on Form 10Q regulatory reporting obligations.

As disclosed in Risk Factors in our 2012 Annual Report on Form 10-K, we are dependent on external financing for operational and corporate overhead expenses and our failure to obtain adequate additional financing could jeopardize our financial ability to continue in business. Without external funding, we do not have sufficient funds to pay the costs and expenses of our regulatory reporting and related expenses. In this case, the OTC Bulletin Board will promptly suspend trading of our common stock.

Because of our current financial inability to comply with the reporting obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder (the “Exchange Act”) and if this inability were to continue, we may consider voluntarily deregistration of our common stock as a class of securities. Alternatively, in the event we do not voluntarily deregister our common stock, the U.S. Securities and Exchange Commission will ultimately deregister the common stock. Deregistration of our common stock will not prevent our subsequent re-registration of the common stock at a time that our operations will support and fund the costs and expenses of reporting under the Exchange Act. We are actively exploring and pursuing strategic capital funding alternatives, including additional borrowings. However, there is no assurance that sufficient capital funding will be obtained in the near-term or at any time in the future to initiate and timely complete the SEC regulatory requirements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC ENERGY ALLIANCE CORP.

Dated: April 24, 2013	By:	/s/ James Michael Whitfield
James Michael Whitfield
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

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